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                                                                     EXHIBIT 3.1
                              LTC PROPERTIES, INC.

                             ARTICLES SUPPLEMENTARY

                  LTC PROPERTIES, INC., a Maryland corporation (the "Company") hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

                  FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company by Article SEVENTH of the Company's Articles of Amendment and Restatement filed with the Department on August 3, 1992, as amended and supplemented (the "Charter"), and Section 2-105 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Company has, by unanimous written consent in lieu of a meeting dated as of April 1, 2004, adopted resolutions reclassifying and designating 3,080,000 authorized but unissued shares of 9.5% Series A Cumulative ("Series A Preferred Stock"), constituting all of the shares classified and designated as Series A Preferred Stock, and 2,000,000 authorized but unissued shares of 9% Series B Cumulative Preferred Stock ("Series B Preferred Stock"), constituting all of the shares classified and designated as Series B Preferred Stock, as authorized but unissued and unclassified shares of Preferred Stock (as defined in the Charter) of the Company

                  SECOND: After giving effect to the reclassification and designation of such authorized but unissued shares of Series A Preferred Stock and Series B Preferred Stock described in Article FIRST, the number of authorized but unissued shares of Series A Preferred Stock and Series B Preferred Stock is zero, and of the Fifteen Million (15,000,000) shares of Preferred Stock which the Company has authority to issue under its Charter, Two Million (2,000,000) shares have been classified and designated as 8.5% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock"), Forty Thousand (40,000) shares have been classified and designated as Series D Junior Participating Preferred Stock ("Series D Preferred Stock"), Two Million Two Hundred Thousand (2,200,000) shares have been classified and designated as 8.5% Series E Cumulative Convertible Preferred Stock, Four Million (4,000,000) shares have been classified and designated as 8% Series F Cumulative Preferred Stock and Six Million Seven Hundred Sixty Thousand (6,760,000) shares have not been classified and designated as a separate series. The total number of shares of stock of all classes which the Company has authority to issue, consisting of Fifty Million (50,000,000) shares, par value $.01 per share, remains unchanged.

                  THIRD: The shares of stock described herein have been classified or reclassified by the Board of Directors under the authority contained in the Charter of the Company.

                  FOURTH: These Articles Supplementary have been approved by the Board of Directors of the Company in the manner and by the vote required by law.

                  FIFTH: The undersigned Vice Chairman of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts

                                STATE OF MARYLAND

I hereby certify that there is a true and complete copy of the 3 page document on file in this office. DATED: April 1, 2004.

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: [ILLEGIBLE], Custodian
This stamp replaces our previous certification system. Effective: 6/95

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required to be verified under oath, the undersigned Vice Chairman of the Company acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

                  IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice Chairman and attested to by its Secretary on this 1st day of April, 2004.

ATTEST:                                    LTC PROPERTIES, INC.

/s/ Alex Chavez                        By: /s/ Wendy L. Simpson          (SEAL)
------------------------                   -----------------------------
Name:  Alex Chavez                         Name:  Wendy L. Simpson
Title: Secretary                           Title: Vice Chairman

                                                                   [SEAL]
                                                            LTC PROPERTIES, INC.
                                                               CORPORATE SEAL
                                                                  LTC 1992
                                                                  MARYLAND

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